UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2004

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-7845	44-0324630
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)

No. 1 Leggett Road

Carthage, Missouri 64836

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (417) 358-8131

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2004, Leggett & Platt, Incorporated (the “Company”) entered into an Underwriting Agreement and a Pricing Agreement (collectively, the “Agreement”) with J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as joint book-running managers and representatives of the underwriters named therein. Pursuant to the Agreement, the Company agreed to sell $180 million aggregate principal amount of its 4.65% Notes due 2014 to the underwriters in a firm commitment underwriting. The notes will rank equally with all of the Company’s other unsecured and unsubordinated debt.

The notes will mature on November 15, 2014 unless earlier redeemed. They will be issued only in denominations of $1,000 and integral multiples of $1,000. The notes will bear interest at a rate of 4.65% per year, payable semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2005. Interest will be computed on the basis of a 360-day year of 12 30-day months, and will begin accruing from November 12, 2004.

The Company may redeem the notes, in whole or in part, at its option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed, and (ii) as determined by the Company’s appointed quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis at the adjusted treasury rate plus 12.5 basis points plus, in each case, accrued interest thereon to the date of redemption.

The net proceeds of approximately $178.8 million will be used for general corporate purposes, which may include the repayment or refinancing of existing indebtedness, stock repurchases and/or to fund possible future acquisitions. The transaction is scheduled to close on November 12, 2004.

The offering will only be made by means of a prospectus, which may be obtained from JPMorgan, 270 Park Avenue, New York, New York, 10017. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. This Current Report is also being filed for the purpose of filing exhibits to the Registration Statement relating to the offering, and Exhibits 1.1, 1.2, 4.1 and 5.1 are hereby incorporated in the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated November 4, 2004, among J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named therein, and Leggett & Platt, Incorporated.

1.2	Pricing Agreement, dated November 4, 2004, among J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named therein, and Leggett & Platt, Incorporated.

4.1	Form of 4.65% Notes due 2014

5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company

23.1	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004	LEGGETT & PLATT, INCORPORATED

	By:	/s/ Matthew C. Flanigan
Matthew C. Flanigan Vice President-Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated November 4, 2004, among J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named therein, and Leggett & Platt, Incorporated.

1.2	Pricing Agreement, dated November 4, 2004, among J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named therein, and Leggett & Platt, Incorporated.

4.1	Form of 4.65% Notes due 2014

5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company

23.1	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company (included as part of Exhibit 5.1)